EXHIBIT 10.1

Agreement

Effective Date: February 3rd, 2015

This Agreement is made by and between, Cachet Financial Solutions, Inc., a Delaware corporation (“Company”), and Michael Hanson (“Investor”) (collectively “Parties”) as of this 3rd day of February, 2015 (the “Agreement”); and

WHEREAS, Michael Hanson and Company entered into a Commitment Letter on July 30, 2014 (the “Letter”) whereby Michael Hanson agreed to provide funds of up to $2,500,000 to Company;

WHEREAS, Michael Hanson desires to convert $250,000 of the money he loaned to Company under the (“Letter”) into equity in the Company in conjunction with Company’s current Series B Convertible Preferred Stock Offering.

NOW THEREFORE, for valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

•                  Michael Hanson agrees to convert $250,000 of the money loaned to Company under the Letter into equity in the Company in conjunction with Company’s current Series B Convertible Preferred Stock Offering.

This Agreement supersedes and replaces any other agreements relating to the subject matter hereof.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the Effective Date written above.

Michael Hanson		Cachet Financial Solutions, Inc.

By:	/s/ Michael Hanson	By:	/s/ Jeffrey C. Mack
Jeffrey C. Mack
Print Name: Michael Hanson			Chief Executive Officer